                                                                     EXHIBIT 4_4

================================================================================
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                        Dated as of September 26, 1997

                                 By and Among

                            TKC ACQUISITION CORP.,

                      as acquiror of The Krystal Company

                                   as Issuer

                                      and

                              UBS SECURITIES LLC

                             as Initial Purchaser

================================================================================

                                 $100,000,000

                         10 1/4% SENIOR NOTES DUE 2007

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is dated as of
                                                   ---------
September 26, 1997, by and among TKC ACQUISITION CORP., a Tennessee corporation ("TKC"), and UBS SECURITIES LLC (the "Initial Purchaser").
                                      -----------------

          WHEREAS, Port Royal Holdings Inc., a Georgia corporation and owner of 100% of the capital stock of TKC ("Holdings") intends to consummate an acquisition pursuant to which Holdings would acquire The Krystal Company, a Tennessee corporation ("Krystal"), from its existing shareholders through a merger (the "Merger") of TKC with and into Krystal which will be the surviving corporation (any references in this Agreement to the "Issuer" being understood to refer to (i) TKC before the Merger and (ii) Krystal as the surviving corporation after the Merger); and

          WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement, dated September 18, 1997, between the Issuer and the Initial Purchaser (the "Purchase Agreement"), which provides for the issuance and sale
                ------------------
(the "Initial Placement") by the Issuer to the Initial Purchaser of $100,000,000 aggregate principal amount of the Issuer's 10 1/4% Senior Notes due 2007 (the "Notes").In order to induce the Initial Purchaser to enter into the Purchase
 ------
Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchaser to purchase the Notes under the Purchase Agreement;

          NOW, THEREFORE, the parties hereby agree as follows:

          1.     Definitions.  Capitalized terms used herein without definition
                 -----------
shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Additional Interest" has the meaning set forth in Section 4 hereof.
           -------------------

          "Affiliate" of any specified person means (i) any other person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (ii) any other person who is a director or executive officer of (a) such specified person or (b) any person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of
--------
any class, of equity securities of a person, whether or not voting, shall be deemed to be control.

          "Closing Date" has the meaning set forth in the Purchase Agreement.
           ------------

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Notes" means debt securities of the Issuer identical in all
           --------------
material respects to the Notes (except that the Additional Interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

          "Exchange Offer Registration Period" means the one year period
           ----------------------------------
following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however,
                                                            --------  -------
that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not thereafter remain continuously effective for such period.

          "Exchange Offer Registration Statement" means a registration statement
           -------------------------------------
of the Issuer on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include the Initial
           -----------------
Purchaser) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

          "Final Memorandum" means the final offering memorandum relating to the
           ----------------
offering of the Notes dated September 18, 1997, as supplemented and amended by the supplemental offering memorandum dated September 25, 1997.

          "Holder" means any holder from time to time of Registrable Notes or
           ------
Exchange Notes (including the Initial Purchaser).

          "Indenture" means the indenture relating to the Notes and the Exchange
           ---------
Notes, to be dated as of the Closing Date, between the Issuer and SunTrust Bank, Atlanta as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof. It shall include the provisions of the Trust Indenture Act that are deemed to be part of and govern the indenture.

          "Initial Placement" has the meaning set forth in the preamble hereto.
           -----------------

          "Initial Purchaser" has the meaning set forth in the preamble hereto.
           -----------------

          "Losses" has the meaning set forth in Section 7(d) hereto.
           ------

          "Majority Holders" means the Holders of a majority of the aggregate
           ----------------
principal amount of Registrable Notes registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

          "Notes" has the meaning set forth in the preamble hereto.
           -----

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Purchase Agreement" has the meaning set forth in the preamble hereto.
           ------------------

          "Registered Exchange Offer" means the proposed offer to the Holders to
           -------------------------
issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes.

          "Registrable Notes" means each Note upon original issuance of the
           -----------------
Notes and at all times subsequent thereto, each Exchange Note as to which clauses (iii), (iv) or (v) of the first paragraph of Section 3 hereof are applicable upon original issuance and at all times subsequent thereto, until in the case of any such Note or Exchange Note, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which clauses (iii), (iv) or (v) of the first paragraph of Section 3 hereof are applicable, the Exchange Registration Statement) covering such Note or Exchange Note, as the case may be, has been declared effective by the SEC and such Note (unless such Note was not tendered for exchange by the Holder thereof) or Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note or Exchange Note, as the case may be, is sold in compliance with Rule 144, or (iii) such Note or Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

          "Registration Statement" means any Exchange Offer Registration
           ----------------------
Statement or Shelf Registration Statement that covers any of the Registrable Notes (including any Note Guarantees of each thereof) pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Shelf Registration" means a registration effected pursuant to Section
           ------------------
3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b)
           -------------------------
hereof.

          "Shelf Registration Statement" means a "shelf" registration statement
           ----------------------------
of the Issuer pursuant to the provisions of Section 3 hereof, which covers some or all of the Registrable Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" means the trustee with respect to the Notes or Exchange
           -------
Notes, as applicable, under the Indenture.

          "underwriter" means any underwriter of Registrable Notes in connection
           -----------
with an offering thereof under a Shelf Registration Statement.

          2.     Registered Exchange Offer; Resales of Exchange Notes by
                 -------------------------------------------------------
Exchanging Dealers; Private Exchange.  (a)  The Issuer shall prepare and, within
------------------------------------
60 days from the date of original issuance of the Notes, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuer shall use its best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days from the date of original issuance of the Notes, and (ii) to consummate the Registered Exchange Offer within 180 days from the date of original issuance of the Notes.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission Exchange Notes in exchange for all Registrable Notes tendered prior thereto in the Registered Exchange Offer. The objective of such Registered Exchange Offer is to enable each Holder electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (x) is not an "affiliate" of the Issuer within the meaning of the Securities Act, (y) is not a broker-dealer that acquired the Registrable Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Issuer shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for acceptance for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

          (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iv) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuer shall:

          (i) accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

          (e) The Initial Purchaser and the Issuer acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Registrable Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuer shall:

          (i) include the information set forth in Annex A hereto on the cover of the Prospectus forming a part of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

          (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the prospectus included therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by
     Section 5(h) below.

          (f) In the event that the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Registrable Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by
Section 3 hereof and at the request of the Initial Purchaser, the Issuer shall issue and deliver to the Initial Purchaser, or to the party purchasing Registrable Notes registered under the Shelf Registration Statement from the Initial Purchaser, in exchange for such Registrable Notes, a like principal amount of Exchange Notes. The Issuer shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

          3.     Shelf Registration.  If, (i) because of any change in law or
                 ------------------
applicable interpretations thereof by the Commission's staff, the Issuer determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) the Registered Exchange Offer is not consummated within 180 days from the date of original issuance of the Notes, or (iii) the Initial Purchaser so requests with respect to Registrable Notes held by it as a result of the purchase of such Registrable Note directly from the Issuer following consummation of the Registered Exchange Offer, or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or the Exchange Notes such Holder would receive in the Registered Exchange Offer could only be reoffered and resold by such Holder upon compliance with the registration and prospectus delivery requirements of the Securities Act and the delivery of the Prospectus contained in the Exchange Offer Registration Statement, as appropriately amended, is not a legally available alternative, or (v) in the case where the Initial Purchaser participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Registrable Notes shall result in such Exchange Notes being not "freely tradable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Registrable Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradable"), the following provisions shall apply:

          (a) The Issuer shall, as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 3), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act, provided,
                                                                    --------
that with respect to Exchange Notes received by the Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuer may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Issuer shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 days after filing such Shelf Registration Statement pursuant to this
Section 3 and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of two years (or, if Rule 144(k) under the Securities Act is amended to allow for resales pursuant to such Rule after a shorter period, such shorter period) from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuer shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Notes covered thereby not being able to offer and sell such notes during that period, unless such action is required by applicable law and the Issuer promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

          (c) No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 business days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Notes shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not misleading.

          4.     Additional Interest.  If (i) either the Exchange Offer
                 -------------------
Registration Statement or the Shelf Registration Statement is not filed with the Commission on or prior to the date specified for such filing in this Agreement,
(ii) either the Exchange Offer Registration Statement or the Shelf Registration Statement has not been declared effective by the Commission on or prior to the target date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) either the Exchange Offer Registration Statement or the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective during the applicable Exchange Offer Registration Period or Shelf Registration Period, as the case may be (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuer hereby agrees to pay additional interest ("Additional Interest") to each Holder of Registrable Notes with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to 0.5% per annum of the principal amount of Registrable Notes held by such Holder. The amount of the Additional Interest payable to each Holder for such Registration Default will increase by an additional 0.5% per annum of the principal amount of Registrable Notes held by such Holder with respect to each subsequent 90-day period until such Registration Default has been cured, up to an aggregate maximum amount of Additional Interest of 1.0% per annum of the principal amount of Registrable Notes for all Registration Defaults. All accrued Additional Interest will be paid by the Issuer on each Interest Payment Date (as such term is defined in the Indenture) to the Holders of record with respect to such Interest Payment Date by wire transfer of immediately available funds or by federal funds check. Additional Interest payable (a) with respect to the Registration Default specified in clause (i) above, shall cease to accrue upon filing of the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement), (b) with respect to the Registration Default specified in clause
(ii) above, shall cease to accrue upon the effectiveness of the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement),
(c) with respect to the Registration Default specified in clause (iii) above, shall cease to accrue upon consummation of the Exchange Offer, and (d) with respect to the Registration Default specified in clause (iv) above, shall cease to accrue upon the filing of a post-effective amendment to the Registration Statement that causes the Exchange Offer Registration Statement (and, if applicable, the Shelf Registration Statement) again to be declared effective, as the case may be. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease, and all accrued and unpaid Additional Interest shall be paid to Holders of Registrable Notes promptly thereafter.

          The Issuer shall notify the Trustee within five days after the occurrence of each and every Registration Default. The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be incurred by Holders by reason of any Registration Default.

          5.     Registration Procedures.  In connection with any Shelf
                 -----------------------
Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Issuer shall furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose.

          (b)    The Issuer shall ensure that:

          (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act;

          (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (iii) any Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) (1) The Issuer shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Registrable Notes covered thereby, and, if requested by the Initial Purchaser or any such Holder, confirm such advice in writing:

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Issuer shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Registrable Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such Holder or Exchanging Dealer, confirm such advice in writing:

          (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (ii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

Each Holder agrees by acquisition of a Registrable Note (or Exchange Note in the case of resales of Exchange Notes by Exchanging Dealers) that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in paragraph (iii) above, such Holder will forthwith discontinue disposition of Registrable Notes (or Exchange Notes in the case of resales of Exchange Notes by Exchanging Dealers), pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus concerning such Registrable Notes (or Exchange Notes in the case of resales of Exchange Notes by Exchanging Dealers) that was current at the time of receipt of such notice.

          (d) The Issuer shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Issuer shall furnish to each Holder of Registrable Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

          (f) The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Registrable Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Issuer shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

          (h) The Issuer shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Issuer consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as provided in Section (2)(e) above.

          (i) Prior to the Registered Exchange Offer or any other offering of Registrable Notes pursuant to any Registration Statement, the Issuer shall register or qualify or cooperate with the Holders of Registrable Notes included therein and their respective counsel in connection with the registration or qualification of such Registrable Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Registrable Notes covered by such Registration Statement; provided, however, that the Issuer will not be required
                        --------  -------
to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (j) The Issuer shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000 or an integral multiple thereof and registered in such names as Holders may request prior to sales of Registrable Notes pursuant to such Registration Statement.

          (k)    Upon the occurrence of any event contemplated by paragraph
(c)(2)(iii) of this Section 5, the Issuer shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Registrable Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Issuer shall provide a CUSIP number for the Registrable Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Registrable Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Issuer shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (n) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner.

          (o) The Issuer may require each Holder of Registrable Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such Registrable Notes as the Issuer may from time to time reasonably require for inclusion in such Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Issuer and its counsel, in connection with any such Registration Statement. No Holder of Registrable Notes shall be entitled to use a Prospectus unless and until such Holder shall have furnished the reasonably requested information required by this Section 5(o), and shall have committed to notify the Issuer promptly of any change in such information.

          (p) The Issuer shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Issuer shall enter into such agreements (including underwriting agreements in form and scope as is customary for similar offerings of debt securities) and take all other customary and appropriate actions in order to expedite or to facilitate the registration or the disposition of any Registrable Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 7.

          (r) In the case of any Shelf Registration Statement, the Issuer shall:

          (i) make reasonably available for inspection by the Holders of Registrable Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries;

          (ii) cause the Issuer's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, as is customary for similar due diligence examinations and make such representatives of the Issuer as shall be reasonably requested by the

     Initial Purchaser available for discussion of any such Registration Statement; provided, however, that any information that is designated in
                --------  -------
     writing by the Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;

          (iii) make such representations and warranties to the Holders of Registrable Notes registered thereunder and the underwriters, if any, in form, substance and scope, and at such time or times, as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (iv) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters and time periods as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (AICPA) ("SAS 72")), in customary form and covering matters and time periods of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings, or if the provision of such "cold comfort" letters is not permitted by SAS No. 72 or if requested by the Initial Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35 of the AICPA, covering matters and time periods reasonably requested by the Initial Purchaser or its counsel; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with Section 5(k) and with any conditions contained in the underwriting agreement or other agreement entered into by the Issuer.

          The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(r) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) The Issuer shall, if and to the extent required under the Securities Act and/or the Trust Indenture Act and the rules and regulations thereunder in order to register the Registrable Notes (including the Note Guarantees, if any) under the Securities Act and qualify the Indenture under the Trust Indenture Act, cause each Guarantor, if any, to sign any Registration Statement and take all other action necessary to register the Note Guarantees, if any, under the applicable Registration Statement.

          6.     Registration Expenses.  The Issuer shall bear all expenses
                 ---------------------
incurred in connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith.

          7.     Indemnification and Contribution.  (a) In connection with any
                 --------------------------------
Registration Statement, the Issuer agrees to indemnify and hold harmless to the fullest extent lawful each Holder of Registrable Notes covered thereby (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) the directors, officers, employees and agents of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Issuer will not be liable in any case to
          --------  -------
the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any such Holder specifically for inclusion therein or (B) are caused by an untrue statement or omission that was contained or made in any preliminary Prospectus and corrected in the related Prospectus or any supplement or amendment thereto and (1) any such losses, claims, damages, liabilities or expenses suffered or incurred by any indemnified party resulted from an action, claim or suit by any person who purchased Registrable Notes or Exchange Notes from a Holder in the offering to which such Prospectus relates, (2) such Holder failed to deliver or provide a copy of such Prospectus or any such supplement or amendment thereto to such person at or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes in any case where such delivery is required by the Securities Act and (3) such Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. The indemnification provided herein will be in addition to any liability that the Issuer may otherwise have.

          The Issuer also agrees to indemnify or contribute to the Losses of, as provided in Section 7(d) hereof, any underwriters of Registrable Notes registered under a Shelf Registration Statement, their employees, officers, directors and agents and each person who controls such underwriters on the same basis (including the proviso) as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

          (b) Each Holder of Registrable Notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Issuer, its directors, officers, employees, agents and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each such Holder, but only with respect to written information furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to
                  --------  -------
the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified persons). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in
                                                     --------  -------
no case shall any Initial Purchaser or any subsequent Holder of any Registrable Note or

Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Registrable Note, or in the case of a Exchange Note, applicable to the Registrable Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the notes purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of Additional Interest that the Issuer was not required to pay as a result of registering the notes covered by the Registration Statement that resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum received by such Initial Purchaser, and benefits received by any other Holders shall be deemed to be equal to the incremental value of receiving Registrable Notes or Exchange Notes, as applicable, registered under the Securities Act over the value of receiving Registrable Notes or Exchange Notes, as applicable, not so registered. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses received by such Underwriter. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each director, officer, employee and agent of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.
--------  -------

          (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuer or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of notes covered by a Registration Statement.

          8.     Rules 144 and 144A
                 ------------------

          The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Issuer further covenants, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

          9.     Miscellaneous.
                 -------------

          (a)     Remedies.  Each Holder, in addition to being entitled to
                  --------
exercise all rights provided herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer agrees that monetary damages (including the Additional Interest contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

          (b)     No Inconsistent Agreements.  The Issuer has not, as of the
                  --------------------------
date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (c)    Amendments and Waivers.  The provisions of this Agreement,
                 ----------------------
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Holders of at least a majority of the then-outstanding aggregate principal amount of Registrable Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided, that, with respect to any matter that directly or indirectly affects
--------  ----
the rights of the Initial Purchaser hereunder, the Issuer shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Notes are being sold pursuant to a Registration Statement, and that does not directly or indirectly affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of notes being sold rather than registered under such Registration Statement.

          (d)    Notices.  All notices and other communications provided for or
                 -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 9(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchaser;

          (ii) if to the Initial Purchaser, initially at UBS Securities LLP, 299 Park Avenue, New York, New York, 10171, Attention: Caroline Sykes.

          (iii) if to the Issuer, Port Royal Holdings, Inc., One Union Square, Chattanooga, Tennessee, 37402, Attention: Secretary.

          All such notices and communications shall be deemed to have been duly given when received. The Initial Purchaser, on the one hand, or the Issuer, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.

          (e)    Successors and Assigns.  This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Issuer thereto, subsequent Holders of Registrable Notes. The Issuer hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. Each future Guarantor of the Notes shall become a party to this Agreement and all references to Guarantor hereunder shall include such Guarantor.

          (f)    Counterparts.  This agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)    Headings.  The headings in this agreement are for convenience
                 --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (i)    Severability.  In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j)    Notes Held by the Issuer, etc.  Whenever the consent or
                 ------------------------------
approval of Holders of a specified percentage of principal amount of Registrable Notes is required hereunder, Registrable Notes, held by the Issuer or its Affiliates (other than subsequent Holders of Registrable Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k)    Participation In Underwritten Registrations.  No Holder may
                 -------------------------------------------
participate in any underwritten Shelf Registration hereunder unless such Holder
(a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Issuer and the Majority Holders and
(b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          (l)    Selection of Underwriters.  The Holders of Registrable Notes
                 -------------------------
covered by the Shelf Registration Statement who desire to do so may sell such notes in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Majority Holders of notes included in such offering; provided, that such investment bankers and managers
                           --------
must be reasonably satisfactory to the Issuer.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and you.


                              Very truly yours,

                              TKC ACQUISITION CORP.

                              By: ______________________________
                                  Name:   Philip H. Sanford
                                  Title:  Chief Executive Officer


The foregoing Agreement is hereby
accepted as of the date first above written.

UBS SECURITIES LLC

By: ____________________________________
    Name:
    Title:


By: ____________________________________
    Name:
    Title:

                                                                         ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                         ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

                                                                         ANNEX C

                             PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 199__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                         ANNEX D

          CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
[_]
          Name:      ___________________________________________________________
          Address:   ___________________________________________________________
                     ___________________________________________________________


          The undersigned represents that it is not an affiliate of the Company, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the Exchange Notes.

          In addition, if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and you.


                                             Very truly yours,

                                             TKC ACQUISITION CORP

                                             By: /s/ Philip H. Sanford
                                                ------------------------------
                                                 Name:  Philip H. Sanford
                                                 Title: Chief Executive Officer

The foregoing Agreement is hereby
accepted as of the date first above written

UBS SECURITIES LLC

By: /s/ Caroline P. Sykes
   ------------------------------
     Name:  Caroline P. Sykes
     Title: Associate